As filed with the Securities and Exchange Commission on July 20, 2001
                  SEC Registration No. 333-50186


                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                  PRE-EFFECTIVE AMENDMENT NO. 1
                               TO
                            FORM SB-2
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933

                          Travco, Inc.
                 (Name of issuer in its charter)

       Nevada                 3843               88-0473256
  (State or other       (Primary Standard     (I.R.S. Employer
    jurisdiction           Industrial          Identification
 of incorporation)     Classification Code          No.)
                              No.)
                  ____________________________

                     9315 Horizon Vista Lane
                       Henderson, NV 89117
                         (702) 838-2982
  (Address and telephone number of principal executive offices)
                  ____________________________

                Premier Corporate Services, Inc.
              1000 N. Green Valley Pkwy., #440-195
                       Henderson, NV 89014
                         (702) 650-2050
    (Name, address and telephone number of agent for service)
                  ____________________________

Approximate date of proposed sale to the public: As soon as reasonably practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___

If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.__

If this Form is a post-effective amendment filed pursuant to Rule
462(d) under the Securities Act, check the following box and list the Securities Act registration statement number or the earlier effective registration statement for the same offering. __

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. __




                             Proposed     Proposed
   Title of                   maximum     maximum
  each class    Amount to    offering    aggregate    Amount of
      of           be        price per    offering   registration
  securities   registered      share      price(2)       fee
     to be         (1)
  registered
 ------------  ----------    ---------    --------   ------------

 Common Stock  15,000,000      $0.02      $300,000      $79.20

(1) In the event of a stock split, stock dividend or similar transaction involving the common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover additional shares in an indeterminate amount in accordance with Rule 416(a) under the Securities Act of 1933, as amended.

(2) Estimated solely for purposes of calculating registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.




                           Prospectus

                          Travco, Inc.

            Minimum 1,000,000 Shares of Common Stock
            Maximum 15,000,000 Shares of Common Stock

This is Travco's initial public offering. We are offering a minimum of 1,000,000 and a maximum of 15,000,000 shares of our $0.001 par value common stock. The shares are being offered on a "best efforts, all or none" basis with respect to the first 1,000,000 shares, and a "best efforts" basis with respect to the remaining 14,000,000 shares, which will be made available to the public at $0.02. Pending the sale of at least 1,000,000 shares, all proceeds of the offering will be held in a special non-interest bearing account with Bank of America, Las Vegas, Nevada. Unless at least 1,000,000 shares are sold within 30 days of the date of the prospectus, or 90 days if extended, this offering will terminate and all funds will be promptly returned to the subscribers without interest or deduction.

There is no public market for our common stock, however, we intend to apply for a listing on the OTC bulletin board; we do not have a proposed symbol.

                  -----------------------------

Investment in the shares is highly speculative and involves a high degree of risk to public investors and should be purchased only by persons who can afford to lose their entire investment. See "Risk Factors" beginning on page 2 for factors that you should consider before investing in our shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Shares are offered by the Company subject to prior sale, acceptance of the subscriptions by the Company and approval of certain legal matters by counsel to the Company.

Offerees and subscribers are urged to read this prospectus carefully and thoroughly.

                                  Offering
                                    Price                       Proceeds To
                                  To Public      Commissions      Company
                                      (1)            (2)            (3)
                                  ---------      -----------    -----------

 Per Share:                        $   0.02          $ 0          $   0.02
 Minimum (1,000,000 shares):       $ 20,000          $ 0          $ 20,000
 Maximum (15,000,000 shares):      $300,000          $ 0          $300,000


             The date of this prospectus is ___________, 2001




(1) The offering price of $0.02 per share has been arbitrarily determined by us. The price per share was selected because we believe we can sell the shares at that price. The price has no relation to the value of Travco or its assets, or any other established criteria of value. The shares are offered for cash or check only and must be accompanied by a properly completed and executed subscription agreement.

(2) No commissions or other fees will be paid, directly or indirectly, by Travco, or any of its principals, to any person or firm in connection with solicitation of sales of our shares.

(3) Before deduction for filing, printing and miscellaneous expenses relating to this offering, including legal and accounting fees, estimated at $3,000; to be paid by Travco out of the proceeds of this offering.

                  -----------------------------

The delivery of this prospectus at any time does not imply that the information contained herein is correct as of any time subsequent to its date. No person is authorized to give any information or to make any representation not contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to sell any securities to any person in any jurisdiction where such offer or solicitation would be unlawful.

Travco has the right, in its sole discretion, to accept or reject subscriptions in whole or in part, for any reason or for no reason.

We have taken no steps to create an aftermarket for the shares of common stock being offered and have made no arrangements with brokers or others to trade or make a market in the common stock. At some time in the future, we may attempt to arrange for interested brokers to trade or make a market in the common stock and to quote the common stock in a published quotation medium. However, no arrangements have been commenced and there is no assurance that any brokers will ever have an interest in our common stock or that there ever will be a market for our common stock.



                        TABLE OF CONTENTS

                                                                  Page
                                                                  ----

Prospectus Summary................................................  1

Risk Factors......................................................  2

Forward-Looking Statements........................................  6

Use of Proceeds...................................................  6

Determination of Offering Price...................................  7

Dilution..........................................................  8

Plan of Distribution..............................................  8

Legal Proceedings.................................................  9

Directors, Executive Officers, Promoters and Control Persons......  9

Security Ownership of Certain Beneficial Owners and Management.... 10

Description of Securities......................................... 11

Interest of Named Experts and Counsel............................. 11

Disclosure of Commission Position on Indeminification for
Securities Act Liabilities........................................ 11

Organization Within the Last Five Years........................... 12

Description of Business........................................... 12

Management's Plan of Operation.................................... 17

Description of Property........................................... 18

Certain Relationships and Related Transactions.................... 18

Market for Common Equity and Related Stockholder Matters.......... 18

Executive Compensation............................................ 19

Financial Statements.............................................. 22

Changes In and Disagreements With Accountants on Accounting
and Financial Disclosure.......................................... 31

Available Information............................................. 31

Experts........................................................... 31

Legal Matters..................................................... 31





                       PROSPECTUS SUMMARY

The Company
-----------

We were incorporated under the laws of the State of Nevada on September 22, 2000 as Travco, Inc. for the purpose of developing and marketing a workable prototype of our patented portable toothbrush and mounting stand. Currently, our only assets are the Licensing Agreements and Exclusive Right to Use for each of the patents under which we have the exclusive right to the use of all the rights and privileges granted within the patents.

We have been in the developmental stage since inception and have conducted no business other than organizational matters and issuing stock to our founders.

Our principal executive offices are located at 9315 Horizon Vista
Lane, Las Vegas, Nevada 89117.  Our telephone number is (702) 838-
2982.

The Offering
------------

Securities offered:             A minimum of 1,000,000 and a maximum of
                                15,000,000 shares of common stock, $.001 par value.

Offering price per share:       $0.02

Offering:                       The minimum shares are being offered for
                                a period of 30 days which may be
                                extended an additional 90 days.  Unless
                                at least 1,000,000 shares are sold
                                within 30 days of the date of this
                                prospectus, or 120 days if extended,
                                this offering will terminate and all
                                funds will be promptly returned to the
                                subscribers without interest or
                                deduction.

Net proceeds:                   Approximately $17,000 (Minimum) $297,000
                                (Maximum)

Use of proceeds:                To be used for offering expenses,
                                initial product manufacturing, marketing and advertisement, office equipment, hiring of employees and working capital.
                                See "Use of Proceeds."

Number of shares outstanding:   Before the offering:  3,000,000
                                After the offering:   4,000,000 (minimum)
                                                     18,000,000 (maximum)





In this prospectus, reference to "we," "our" and "us" refers to Travco, Inc.

                               1



                          RISK FACTORS

The purchase of our securities involves significant risks.
Prospective investors should give careful attention to the following statements respecting risks applicable to the offering.

Risks related to our financial condition
----------------------------------------

     We are a recently formed company with no revenues and anticipate losses for the foreseeable future. So it will be difficult for you to evaluate an investment in our common stock

We have no operating history and we have no significant assets or financial resources. Our business activities have been limited to raising funds and have not yet commenced our primary business purpose. We have no customers as yet, and we will not have any customers until the toothbrush and mounting stand are manufactured, packaged and available for us to sell. We have had no revenue to date.

We will, in all likelihood, sustain operating expenses without corresponding revenues, at least until we are able to secure financing to hire employees who know the oral hygiene industry. This may result in the Company incurring a net operating loss which will increase continuously until we raise enough capital to start marketing the toothbrush and mounting stand.

Risks related to our business
-----------------------------

     Neither of our directors and officers of our present management has had prior experiencein managing or operating a product development and distribution business as we propose to do.

We intend to locate and hire persons who have prior experience in the industry. We believe that having experienced managers will assist the business in running more efficiently and in attracting and retaining customers. We currently have no commitment to hire any experienced managers, but we believe that persons with prior management experience may be located and hired in the Las Vegas, Nevada area.

     Our directors and officers will only devote part time efforts to this business due to other business interests they have.

While seeking investment and personnel with knowledge of the oral hygiene industry, management anticipates devoting minimal time to our business. Our officers have not entered into written employment agreements with the Company and are not expected to do so in the foreseeable future. We have not obtained key man life insurance on our officers or directors. Notwithstanding the limited experience and time commitment of management, loss of the services of any of these individuals could adversely affect development of our business and its likelihood of continuing operations.

                                  2



    The officers and directors have other interests to which they devote time, either individually or through partnerships and corporations in which they have an interest, hold an office, or serve on boards of directors, and each will continue to do so notwithstanding the fact that management time may be necessary to the Company's business.

There exists potential conflicts of interest including, among other things, time, effort and corporate opportunity involved in participation with other business entities. It is not anticipated that any of those other business interests will be ones that are, or will be, in competition with us.

     The size of our company and our lack of operating history makes it unlikely that we will be able to commit funds to diversify our business until we have a proven track record, and we may not be able to achieve the same level of diversification as larger companies engaged in the oral hygiene industry.

We intend to devote our efforts almost entirely to the development and marketing of our toothbrush and mounting stand and are currently dependent exclusively on proceeds, if any to be generated from the sale of our shares. The success of our business is currently dependent on a single retailing concept. Moreover, we have virtually no independent marketing capabilities and experience.

     The market for premium toothbrushes is intensely competitive. We face competition on the basis of price, reputation and quality distinctions among available products. We cannot predict market acceptance of our toothbrush in relation to our competition.

We face strong existing competition for similar products and expect to face significant competition from new companies or existing companies with new products. Currently, we have no financing, name recognition or market recognition as compared to our competitors which enable them to compete more effectively in the premium toothbrush industry. Once our product is ready to market we will be competing directly with well known, established companies like Colgate-Palmolive, Oral B, Johnson & Johnson, and Procter & Gamble.

Additionally, purchases are often made based upon highly subjective decisions that may be influenced by numerous factors, many of which are out of our control. Consumers' preferences are subject to rapid and unanticipated changes. As a result, we expect to face substantial competition from existing and new companies that market toothbrushes which are perceived to enhance oral hygiene, are visually appealing or appeal to other consumer preferences. Further, the toothbrush industry is subject to rapid and widespread imitation of toothbrush designs which, notwithstanding the existence of any proprietary rights, could further hamper our ability to compete.

                                 3



     We cannot guarantee that our patents will provide us significant protection against our competitior.

There is currently a United States patent for the toothbrush and mounting stand and a United States design patent for the toothbrush handle. However, litigation may be necessary in the future to protect our patents, and there can be no assurance that we will have the financial or managerial resources necessary to pursue that litigation or otherwise to protect our patent rights.

     Since management has not taken any action to date other than identifying a potential business market, we may be at risk in being deemed a blank check company should we fail to raise the start-up capital we need to develop our toothbrush and mounting stand and bring it to market.

A blank check company is defined as a development stage company that has no revenues, no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person. Several states have restricted the abililty for blank check companies to register or qualify their shares for both initial sale and secondary trading. If the company should be deemed a blank check company, you may not be able to sell your securities in a secondary market.

     It is questionable whether or not the Company's
     President, Lisa Schiano, has the legal right to assign the patent rights as parent and legal guardian of her minor son, Travis Schiano, and thereore the Company's right to market and profit from the sale of the toothbrush and mounting stand could be jeopardized.

The Company has obtained a legal analysis as to potential issues regarding Ms. Schiano's ability to assign the rights to her son's patents. There are uncertainties and risks associated with this arrangement such as that when Travis Schiano comes of age in three years he may object to the assignment of his rights to Travco, Inc. The legal analysis concluded tht the Company could take the following steps to minimize, if not eliminate, the risk associated with the assignment:

- The minor child, Travis, could himself execute two Licensing
  Agreements and Exclusive Right to Use similar to those executed by his mother, but assigning his rights himself.

- The Company could issue shares of its common stock to Travis so that he, as well as his mother, has an ownership interest in the corporation which is receiving the benefit of his assignment of rights.

- The Company could take the steps necessary to ensure that Travis receives compensation for any profits generated by his inventions.

- Ms. Schiano, on behalf of the Company, could take the steps necessary to ensure that whatever agreement Travis enters into with the Company regarding compensation, some portion of that would be set aside for Travis in a trust account.


Risks related to this offering
------------------------------

     You will have no access to the funds that you invest for up to 120 days because these funds will be held in an escrow account and you will receive no interest.

If we are unsuccessful in selling the minimum amount of shares in this offering, then we will not be able to continue with this offering and all funds must be returned to the investors without interest or deduction. If 1,000,000 shares is not sold within 30 days of the date of this prospectus, the offering period can be extended an additional 90 days, at our discretion. Therefore, you could invest money for as long as 120 days and have your investment returned without interest. Anytime after the minimum amount is received prior to terminatin of the offering, the escrowed funds will be transmitted to us and shares will then be issued and no refunds will be made to you thereafter.

     There is no assurance that we will be successful in raising any needed funds from this self-offering.

The shares are being sold by our officers and directors. No individual or firm is committed to purchase or take down any of the shares. There is no assurance that any portion of the shares will be sold.

     We might only sell the minimum number shares or an amount significantly less than the maximum number of shares.

We can have a closing and accept subscriptions for the sale of shares to investors if at least 1,000,000 shares have been sold, which is the minimum number of shares that may be sold in this offering. In the event the minimum amount, or any amount which is significantly less than the maximum amount of 15,000,000

                                4



shares offered in this offering are sold, we may not be able to develop and market our product.

     We have no public market for our stock and there is no assurance one will develop; you may have difficulty liquidating your investment.

There is no public market for our shares of common stock. Although we intend to apply for listing on the OTC Bulletin Board as soon a we meet listing requirements, there is no assurance that we will be granted a listing. If we are granted a listing, there is no assurance that a market for our common shares will develop. If a market develops, there can be no assurance that the price of our shares in the market will be equal to or greater than the price per share investors pay in this offering; in fact, the price of our shares in any market that may develop could be significantly lower. Investors in this offering may have difficulty liquidating their investment.

     Our stock price may experience extreme price and volume fluctuations, and investors in our stock pay not be able to resell their shares at or above the offering price.

In the event of fluctuations in the market price of our common stock, you may be unable to resell your shares at or above the offering price. We cannot predict the extent to which investors' interest in us will lead to the development of a trading market in our common stock or how liquid the market might become. If you purchase shares of our common stock in this offering, you will pay a price that was not established in a competitive market, but was determined arbitrarily by us. The price of the common stock that will prevail in any market that develops after the offering may be hight oer lower than the price you paid. Developments in the premium toothbrush industry or changes in general economic conditions could adversely affect the market price of our common stock. In addition, the stock marekt has from time to time experienced extreme price and volume volatility. The fluctuations may be unrelated to the operating performance of partricular companies whose shares are traded and may adversely affect the market price of our common stock.

     Our shares may be considered a "penny stock" within the meaning of Rule 3a-51-1 of the Securities
     Exchange Act which will affect your ability to sell your shares; "penny stocks" often suffer wide fluctuations and have certain disclosure requirements which make resale in the secondary market difficult.

Our shares will be subject to the Penny Stock Reform Act which will affect your ability to sell your shares in any secondary market which may develop. If our shares are not listed on a nationally approved exchange or the NASDAQ, do not meet the minimum financing requirements, or have a bid price of at least $5.00 per share, they will likely be defined as a "penny stock." Broker-dealer practices in connection with transactions in "penny stocks" are regulated by the SEC. Rules associated with transactions in penny stocks include the following:

     - the delivery of standardized risk disclosure documents;

                                 5



     - the provision of other information like current bid/offer quotations, compensation to be provided broker-dealer and salesperson, monthly accounting for penny stocks held in the customers account;

     - written determination that the penny stock is a suitable investment for purchaser;

     - written agreement to the transaction from purchaser.

These disclosure requirements and the wide fluctuations that "penny stocks" often experience in the market may make it difficult for you to sell your shares in any secondary market which may develop.

                   FORWARD-LOOKING STATEMENTS

This prospectus contains "forward-looking statements." These statements may include statements regarding:

     - our business strategy;

     - plans for hiring additional personnel;

     - entering into business combinations or strategic partnerships;

     - adequacy of anticipated sources of funds, including the proceeds from this offering; and

     - other statements about our plans, objectives, expectations and intentions contained in this prospectus that are not historical facts.

When used in this prospectus, the words "may," "will," "should," "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve risks and uncertainties, actual results could differ materially from those expressed or implied by these forward-looking statements for a number of reasons, including those discussed under "Risk Factors" and elsewhere in this prospectus. Following this offering, we assume no obligation to update any forward-looking statements contained in this prospectus.

                         USE OF PROCEEDS

The net proceeds to be realized by us from this offering, after deducting estimated offering related expenses of $3,000, consisting of legal and accounting fees, copying, filing fees and postage, will be approximately $297,000 if all the shares are sold, and approximately $17,000 if only the minimum shares are sold. The following table sets forth the use of estimated net proceeds, alternatively under the minimum and maximum offering, and management's present estimate of the allocation and

                                 6



prioritization of net proceeds expected to be received from this offering. If funds in excess of the minimum amount, but less than the maximum, are received, the funds will be allocated pro rata among the items in the table. Actual receipts and expenditures may vary from these estimates.

                                           Assuming the       Assuming
                                              maximum       the minimum
                                            15,000,000       1,000,000
                                            shares are       shares are
                                               sold             sold
                                            ----------      -----------

Initial manufacturing of our product         $100,000         $10,000
Marketing and advertisement                    30,000           2,000
Purchase of office equipment                   20,000           2,000
Hiring of employees                            40,000               0
Working capital                               107,000           3,000
                                             --------         -------
     Total net proceeds                      $297,000         $17,000

We believe that if we sell at least our minimum offering we can begin to put our business plan into effect although this amount will be insufficient to meet our needs over the next 12 months. We believe we need to raise maximum proceeds to most effectively implement our business plan and less than that amount will require us to limit the amount we spend on bringing our product to market, salaries, and the purchase of office equipment.

The working capital reserve may be used for general corporate purposes to operate, manage and proceed with our proposed operations, including wages and salaries, professional fees, expenses, payment of rent, and other administrative costs. We presently have no commitments or agreements, and we are not involved in any negotiations, with respect to hiring of employees or the production of our product.

The amounts set forth in the use of proceeds table merely indicate the proposed use of proceeds, and actual expenditures may vary substantially from these estimates depending upon market and economic conditions once operations are commenced. We may, in the future, seek additional funds through loans or other financing arrangements.

Pending expenditures of the proceeds of this offering, we may make temporary investments in short-term, investment grade, interest-bearing securities, money market accounts, insured certificates of deposit and/or in insured banking accounts.

We presently do not pay our officers and directors any amount of salary. In the event we are successful in completing this offering, we propose to pay any full time employees, including officers if they work full time, salaries competitive in the industry subject to our ability to do so.

                 DETERMINATION OF OFFERING PRICE

The offering price of the Shares has been arbitrarily determined by the Company based upon factors like the Company's capital needs and the percentage of ownership to be held by investors as a result of this offering. The offering price does not necessarily bear any relationship to assets, book value, earnings history or other historical factors.

                               7



                            DILUTION

"Net tangible book value" is the amount that results from subtracting the total liabilities and intangible assets of an entity from its total assets. "Dilution" is the difference between the public offering price of the common stock, and its net tangible book value per share immediately after the offering, giving effect to the receipt of net proceeds in the offering. As of July 15, 2001, the net tangible book value of the Company was $0.001.

     - If the Company achieves the sale of the maximum offered shares at the public offering price of $.02, the pro forma net tangible book value of the Company would be $303,000 or approximately $0.017 per share, which would represent an immediate increase of $0.016 in net tangible book value per share and $0.003 per share dilution to new investors.

     - If the Company achieves only the sale of the minimum offered shares at the public offering price of $.02, the pro forma net tangible book value of the Company would be $23,000 or approximately $0.006 per share, which would represent an immediate increase of $0.005 in net tangible book value per share and $0.014 per share dilution to new investors.
                                       Assuming         Assuming
                                    Maximum Shares       Minimum
                                         Sold          Shares Sold
                                    --------------     -----------

Offering Price                         $0.02              $0.02

Net tangible book value per share      $0.001             $0.001
before Offering

Increase Attributable to purchase      $0.016             $0.005
of stock by new investors

Net tangible book value per share      $0.017             $0.006
after offering

Dilution to new investors              $0.003             $0.014

Percent Dilution to new investors       15.0%              70.0%


                      PLAN OF DISTRIBUTION

We are offering a minimum of 1,000,000 and a maximum of 15,000,000 shares at the purchase price of $0.02 per share on a "best efforts, all or none" basis as to the first 1,000,000 shares and on a "best efforts" basis with regard to the remaining 14,000,000 shares. This is not an underwritten offering. We will hold proceeds from the sale of the shares in a segregated non-interest bearing account until the minimum $20,000 has been received. If we have not received $20,000 within 30 days from the date of this prospectus, or 120 days if extended, funds will be promptly returned to investors without interest and without deduction. In order to buy our shares, you must complete and execute the subscription agreement and make payment of the purchase price for each share purchased either in cash or by wire transfer or check payable to the Travco, Inc. Investment Account.

                                8



Our executive officers, Lisa A. Schiano and Dr. Delmar J. Walker, will sell our shares in this offering. They will receive no compensation or commissions for their efforts.

Although Ms. Schiano and Dr. Walker are each considered an "associated person" as that term is defined in Rule 3a4-1 under the Securities Exchange Act of 1934, they will not be deemed to be a broker.

As of the date of the prospectus, we have not retained a broker to sell the shares. In the event we retain a broker who may be deemed an underwriter, we will file an amendment to the registration statement with the Commission. However, we have no present intention of using a broker.

                        LEGAL PROCEEDINGS

Travco is not a party to any material pending legal proceedings and, to the best of its knowledge, no material action by or against us has been threatened.


            DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS
                       AND CONTROL PERSONS


Name                   Age    Position                      Term
----                   ---    --------                      ----
Lisa A. Schiano         42    President, Chief Executive    Since September 22, 2000
                              Officer and Director

Dr. Delmar J. Walker    51    Secretary/Treasurer, Chief    Since September 22, 2000
                              Financial Officer and
                              Director


Lisa A. Schiano
---------------

Lisa A. Schiano has been the president and director of the Company since its inception, September 22, 2000.

Since 1998, Ms. Schiano has been employed as a 5th grade reading teacher for Rose Warren Elementary School in Las Vegas, Nevada, responsible for up to 90 students. Ms. Schiano was responsible for implementing the "Success" Reading Wellness and the Writing and Research programs. She is an active participant in grants, staff development, the library-media center, and the social committee.

From 1997 to 1998, Ms. Schiano was employed by Paradise Elementary Professional School in Las Vegas, Nevada as a 4th grade teacher. While there, she developed and implemented coursework from Curriculum Essentials Framework for students at risk, participated in development and execution of IEP's, implemented Lucy Calkins' Reading and Writing Workshop, implemented Project Life Literacy Intervention Program in classroom, developed and instituted court system.

                               9



From 1995 to 1997, while completing her Master's degree, Ms. Schiano was self employed with a home based childcare and cleaning business. Ms. Schiano received her Master of Science degree in Education from Dowling College in Oakdale, New York.

Ms. Schiano holds no directorships in any other reporting company.

Dr. Delmar J. Walker
--------------------

Dr. Delmar J. Walker has been the secretary/treasurer and director of the Company since its inception, September 22, 2000.

Since April 1999, Dr. Walker has been the owner and director of Walker Chiropractic in Las Vegas, Nevada. He is a chiropractic physician.

From April 1989 to March 1999 Dr. Walker was a partner in
Chiropractic Specialty Center in Las Vegas, Nevada where he was a chiropractic physician.

Dr. Walker holds no directorships in any other reporting company.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                         AND MANAGEMENT

The following table sets forth each person known to the Company, as of the date of this prospectus, to be a beneficial owner of five percent (5%) or more of the Company's common stock, by the Company's directors individually, and by all of the Company's directors and executive officers as a group.

                                   Amount and Nature
Name and Address of                 of Beneficial      Percent of
Beneficial Owner                   Ownership (1)(2)      Class
-------------------                ----------------    ----------

Lisa A. Schiano                       1,500,000           50%
9315 Horizon Vista Lane
Las Vegas, NV  89117

Dr. Delmar J. Walker                  1,500,000           50%
9315 Horizon Vista Lane
Las Vegas, NV  89117

All directors and officers as a       3,000,000          100%
group (2 persons)

(1) Ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Pursuant to the rules of the Securities and Exchange Commission, shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of the individual or group, but are not deemed to be beneficially owned and outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(2) None of the officers or directors has the right to acquire any amount of the Shares within sixty days from options, warrants, rights, conversion privilege, or similar obligations.

                                  10



                    DESCRIPTION OF SECURITIES

The Company's Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock, $0.001 par value per share. The shares are non-assessable, without pre-emptive rights, and do not carry cumulative voting rights. Holders of common shares are entitled to one vote for each share on all matters to be voted on by the stockholders. The shares are fully paid, non-assessable, without pre-emptive rights, and do not carry cumulative voting rights. Holders of common shares are entitled to share ratably in dividends, if any, as may be declared by the Company from time-to-time, from funds legally available. In the event of a liquidation, dissolution, or winding up of the Company, the holders of shares of common stock are entitled to share on a pro-rata basis all assets remaining after payment in full of all liabilities.

Management is not aware of any circumstances in which additional shares of any class or series of the Company's stock would be issued to management or promoters, or affiliates or associates of either.

              INTEREST OF NAMED EXPERTS AND COUNSEL

No named expert or counsel was hired on a contingent basis, or will receive a direct or indirect interest in the Company in exchange for preparation of the prospectus, or was a promoter, underwriter, voting trustee, director, officer or employee of the Company.

      DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                 FOR SECURITIES ACT LIABILITIES

The Company and its affiliates may not be liable to its shareholders for errors in judgment or other acts, or omissions not amounting to intentional misconduct, fraud or a knowing violation of the law, since provisions have been made in the Articles of Incorporation and By-Laws limiting such liability. The Articles of Incorporation and By-Laws also provide for indemnification of the officers and directors of the Company in most cases for any liability suffered by them or arising from their activities as officers and directors of the Company if they were not engaged in intentional misconduct, fraud or a knowing violation of the law. Therefore, purchasers of these securities may have a more limited right of action than they would have except for this limitation in the Articles of Incorporation and By-Laws.

The officers and directors of the Company are accountable to the Company as fiduciaries, which means they are required to exercise good faith and integrity in handling the Company's affairs. A shareholder may be able to institute legal action on behalf of himself and all others similarly stated shareholders to recover damages where the Company has failed or refused to observe the law.

Shareholders may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce their rights, including rights under certain federal and state securities laws and regulations. Shareholders who have suffered losses in connection with the purchase or sale of their interest in the Company in connection with that sale or purchase,

                                  11



including the misapplication by any officer or director of the proceeds from the sale of these securities, may be able to recover those losses from the Company.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission that indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

             ORGANIZATION WITHIN THE LAST FIVE YEARS

The Company was founded on September 22, 2000 by Lisa A Schiano and Dr. Delmar J. Walker. On October 4, 2000, Ms. Schiano and Dr. Walker each received 1,500,000 shares of the Company's common stock for services provided to the Company valued at $1,500 each.

                     DESCRIPTION OF BUSINESS

Business Development
--------------------

Travco, Inc. is a Nevada corporation formed on September 22, 2000. Our principal place of business is located at 9315 Horizon Vista Lane, Las Vegas, NV 89117. We were organized to develop a workable prototype of our patented portable toothbrush and mounting stand designed to improve oral care at an affordable price. Once the prototype has been developed we intend to manufacture, market and distribute our product.

We have not conducted any business to date other than organizational matters. Since our inception, we have not been a party to any bankruptcy, receivership or similar proceeding.

The Product
-----------

Upon completion of this offering, we plan to develop a prototype of our patented product, a portable toothbrush and mounting stand, which will provide an oral hygiene tool to accommodate all lifestyles and needs for the maintenance and care of teeth, mouth and gums, and for general freshness and overall health. The mounting stand will be a user friendly design which supports the toothbrush bristle head in an elevated position above a sink surface for an inverted hygienic drying of bristles thus preventing contamination by the sink surface. We intend to construct the toothbrush and mounting assembly with a flexible, recycled plastic or rubber that can be easily sanitized in the dishwasher. The portable toothbrush will be a compact all-in-one tool for all widths and bristle sizes, accommodating all grades of dental floss.

The toothbrush will include a reusable bristle head inserted within the receptacle portion of the handle, accommodating changeable and renewable bristles which are to be discarded when they are past their time of effectiveness, so to maintain the toothbrush sanitarily and hygienically. The removable bristle head is to be inserted into the receptacle, so that the bristles can be changed when worn out. The receptacle portion will also accommodate various sized bristles and firmness. The all-in-one hygiene tool will also include a replaceable dental floss dispenser to accommodate various widths and finishes of floss for user preferences.

                                12



Being portable, the toothbrush will be able to accommodate the users' oral hygiene needs wherever he may go, for example, camping, traveling, out for lunch or dinner, home, office or vacationing, where a user may not have sanitary conditions on a bathroom sink surface. The Company intends to sell its toothbrush within the premium toothbrush segment, at a retail price point of approximately $3.29 to $5.00. We believe the toothbrush will be able to compete with other high premium toothbrushes because it incorporates the best features of all other high quality brushes.

Although we have not conducted any business to date, we plan to develop a workable prototype of our product from the proceeds of this offering. We will then shift our focus to market strategy and begin to develop the reputation of our product. We hope to create product awareness through a marketing program in addition to free sampling to consumers and dental professionals.

Industry Background
-------------------

According to the National Inventor Fraud Center (NIFC), 10 billion toothbrushes were sold in 1998 worldwide and it expected to top 12.5 billion in 1999. The Company expects year-to-year increases will continue at or above this range. NIFC reports that 4.4 billion people in the world use toothbrushes and pay an average cost of $2.75 per brush. Currently, there are over 250 different competitive products on the market.

Competition
-----------

We have not yet developed our product and have no market share to date. However, research indicates that currently there are more than 200 competitors sharing the oral hygiene market. Broader ranges of companies are active in the toothbrush category than in other categories of the oral hygiene market. The top two marketers responsible for 41% of toothbrush retail sales in 1996 were Colgate-Palmolive's Colgate (19%) and Gillette's Oral B (22%). Johnson & Johnson's Reach (15%) and Procter & Gamble's Crest (10%) occupy the middle echelon. SmithKline Beecham and its Aquafresh Toothbrush maintained 5%. Mentadent, a product of the Unilever Group, has 6% of sales. Private label marketers are relatively strong in the toothbrush category. They reached a combined share of 7% of toothbrush retail dollar sales. These statistics are publicly available through the Simmons Market Research Bureau and Mediamark Research, Inc. by logging on to their website at www.mediamark.com. We are looking to operate in the oral care industry in which leading marketers have done an outstanding job of creating public awareness of the need for better gum care. The advantages competitors have over Travco is that they have a tested product and brand name plus they have enough capital to afford the ability to make consumers aware of their products.

Travco has no relation to Simmons or Mediamark, nor has Travco paid any consideration to these companies.

Business Strategy
-----------------

Once we have developed and begun marketing our product, we will be competing in the premium quality segment of the toothbrush/oral hygiene industry, a growing and highly

                                 13



competitive area. To compete in this market, we will need to concentrate our efforts on product development and manufacturing, marketing and advertising, and hope to develop a presence in all markets in which we compete all the while looking to reduce costs and operate effectively, maintain product quality and carefully manage working capital.

Marketing Strategies
--------------------

We intend to focus our marketing on package design, direct contact with dental professionals, and the employment of marketing specialists.

We will focus much of our marketing on the package design so to present the toothbrush in an attractive, eye catching package that would provide visibility over other toothbrush packages on the shelf. We want to design an eye catching package also keeping in mind that some shoppers may tamper with the package in the store in an effort to examine the toothbrush.

In addition, we intend to target dentists and hygienists directly and distribute our brushes to them by means of dental conventions and direct mail promotions in hopes that the dental professionals will become regular customers and purchase the toothbrush for distribution to their patients.

We are aware that getting toothbrushes into retail stores requires broker representation and we will need to enter into sales broker agreements as necessary. Our preliminary research has found that those type of agreements could require an initial consultant fee and each month thereafter a set guaranteed fee which could be offset partially or entirely by a commission fee earned on the net invoiced wholesale orders placed by the sales broker. The sales broker may also hire outside brokers to solicit and serve the customers in a certain territory in a manner to maximize sales. The outside brokers will be compensated with an additional and separate commission fee for all net invoiced sales generated directly by their firm.

Proposed National Marketing Plan
--------------------------------

Once our product has been tested is ready to market we hope to develop a national marketing plan to be implemented on an expanding regional basis over an extended period.

After the product is available for distribution, we hope to begin test marketing it for approximately 12 months in 3 or 4 states, which we have not yet determined, providing information and feedback on both the toothbrush and the effectiveness of various promotional and advertising programs. Subsequent to the test market, knowledge accumulated will be used to amend, if necessary, relevant aspects of the marketing strategies and tactics, so that a national introduction can occur in the following year. We hope that the quality of our product and the our focus on the importance of dental care would earn us a substantial share of the market.

Targeted Direct Mail Dental Program
-----------------------------------

In conjunction with the marketing plan described above, we believe another important factor would be to secure dental professional endorsements. This plan would include a direct marketing program to send a Jiffy Pack Mailer to dental hygienists, which might contain a video, samples, printed information and coupons. We also hope to be represented at regional dental conventions. The support of dental professionals

                                 14



would be an important element in creating demand of our product.
Eventually, we would promote our product to the dental
professionals by:

  -    Offering professional discounted prices;

  - Providing advertising in dental publications highlighting the unique features and positive health benefits of the toothbrush and mounting stand;

  - Providing direct mail and free samples to dental professionals;

  -    Participating in major dental conventions;

  - Visiting dental students to promote the toothbrush with samples, lectures and conducting additional clinical tests at major dental schools; and

  - Creating a website with links to our website from other dental related websites.

Proposed Methods of Distribution
--------------------------------

We propose to sell our product to retailers (consisting primarily of grocery stores, club stores, and super drug discount stores), wholesalers, dental professionals, distributors, multi-level marketers and private individuals. If it becomes necessary, we would lease warehouse space to be used as the fulfillment center to our product dispatching which would provide adequate space to warehouse our products which would eliminate the need for warehousing fees.

We will not manufacture, nor we have or expect to establish the capability to manufacture our product. We hope to engage a production facility capable of processing and packaging our toothbrush to meet demand. This production plant would act as our major subcontractor.

Intellectual Property
---------------------

Once our product has been tested and ready to market, our ability to compete effectively within the toothbrush and oral hygiene industry would depend, to a large degree, upon the proprietary nature of our product design. We would need to rely upon a combination of patents, proprietary technology and know-how, trademarks, trade secrets, confidentiality agreements and other contractual covenants to establish and protect our technology and other intellectual property rights. However, we cannot assure that these steps to protect our intellectual property would be adequate to prevent misappropriation of that intellectual property, or that our competitors would not independently develop a product substantially equivalent or superior to our product.
We plan to conduct our business so not to infringe upon the valid proprietary rights of others, but there is no guarantee that third parties will not assert infringement claims against us. Defending these claims would be both expensive and time-consuming, and there can be no assurance that we would be able to successfully defend against or similarly prosecute an infringement claim. The loss of such rights (or our failure to obtain similar licenses or agreements) would have a material adverse effect on our business, financial condition, and results of operations.

                               15



The patent of the Portable Toothbrush and Mounting Stand was issued by the United States Commissioner of Patents and Trademarks on May 21, 1996 under patent number 5,517,712, good until September 29, 2014. On November 26, 1996, the United States Commissioner of Patents and Trademarks granted a design patent for a toothbrush handle under patent number Des. 375,839. The design patent carries a 14-year term. On October 4, 2000, pursuant to a Licensing Agreement and Exclusive Right to Use for each of the patents (the "Agreements"), Lisa A. Schiano, mother and legal guardian of the inventor, Mr. Travis A. Schiano, a minor, granted the Company authorization for the unrestricted and exclusive right to use of all the rights and privileges granted within the patents. The Agreements will expire in ten (10) years unless extended by written mutual agreement of the parties. The Agreements will be filed with the United States Patent and Trademark Office concurrently with the filing of a registration of exemption defined below.

Governmental Approval
---------------------

There are no governmental approval requirements for toothbrushes. The FDA, however, requires that Travco file a registration of exemption which bears an expiration date. On or before August 15, 2001, Travco will file for registration with the FDA as an Initial Distribution and Specification Developer and request that they assign Travco an Owner/Operator number. Registration for exemption is renewable at no charge by completing a simple form that is automatically generated by the FDA. We do not anticipate any further requirements or any future government regulations concerning its product.

Costs and Effects of Compliance with Environmental Laws
-------------------------------------------------------

We anticipate that we will have no material costs associated with compliance with federal, state or local environmental law because these regulations are inapplicable to our product and its manufacturing.

Research and Development
------------------------

We have no experience in the research and development (R&D) of our product, however, after research on development costs of similar products, we anticipate our R&D costs to be minimal. We expect the majority of our R&D expenses initially to be for the design and development of the product's packaging. We expect the patented design of the toothbrush and mounting stand to be developed so as not to incur substantial research and development costs. Therefore, we anticipate that any R&D costs which would be passed on to the customers would be minimal.

Employees
---------

We currently have no employees and our executive officers at present are not compensated for their time contributed to Travco nor are they accruing salaries. We expect to use consultants, attorneys, and accountants as necessary. The need for employees will be addressed when our business plan is implemented.

We currently have no employment agreement nor do we carry key-man life insurance with respect to either of our executive employees.

                                 16



                 MANAGEMENT'S PLAN OF OPERATION

Overview
--------

Travco, Inc. was recently formed to develop a workable prototype of our patented toothbrush and mounting stand. We intend to manufacture, market and sell our toothbrush by developing relationships with major companies in order to network our product, enabling flexibility and availability of which we believe is an innovative, resourceful and uniquely designed personal hygiene instrument. We currently do not employ any salespeople for the development or marketing of our product but hope through this offering we can raise enough capital to be in a position to hire or consult with persons who have experience and connections to people and/or entities in the industry.

As additional funds become available, our objective is to position ourself predominately in the personal hygiene industry based on the strength and credibility of our product. We plan to price our toothbrush competitively which will vary by region. Initially, we plan to advertise our toothbrush primarily through print media and Shelf-Talkers, that grab the attention of the consumer as they pass through the toothbrush aisle. As the market grows, we hope to initiate a television ad campaign as well as joint marketing with selected toothpaste companies. However, there is no assurance that we will be successful in doing so.

Plan of Operations for Calendar 2001
------------------------------------

During the 12 months ended December 31, 2001, we plan to complete the development of a workable prototype of our toothbrush and to hire employees. We anticipate requiring approximately $100,000 to fund our minimum level of operations during this period, including approximately $15,000 to develop our prototype; $10,000 for test marketing; $15,000 for manufacturing costs; $10,000 for advertising; and $50,000 for general and administrative expenses, including purchasing office equipment and salaries for employees.

Our current cash is not adequate to satisfy our requirements. This stock offering is a critical aspect of our plan and it is intended to provide the funds necessary to develop our prototype and to establish operations. Without funds provided from this offering, our plan could not proceed as contemplated.

The timing and extent of our growth will depend upon our ability to raise additional funds. To the extent that we are able to sell the maximum number of shares offered hereby, it will allow us to accelerate our timetable. If we are only able to sell the minimum number of shares offered hereby, then we anticipate that the amount of time necessary for us to achieve our goals will be greater and we may not be able to realize our goals before our financial resources are depleted.Management believes we will need to raise between $100,000 and $500,000 over the next 24 months which we will utilize in productdevelopment, manufacturing, marketing, and general working capital purposes. The exact amount we will need to raise will be determined by the then current market conditions, and the status of cash flow within Travco. It is anticipated that an

                                 17



initial injection of $100,000 will be required within the next 12 to 18 months. We propose to raise the amount we need by selling shares of our common stock through one or more private placements followed by a secondary public offering if necessary.

Should management decide that raising funds by means of one or more private placements or a secondary public offering would be detrimental to Travco and its shareholders due to adverse stock market conditions or because our cash flow is limited as a result of little or no revenues, we will attempt to secure a line of credit with an established financial institution to assist with the product development, manufacturing, marketing and general working capital purposes.

Costs and Expenses
------------------

Currently, we have no monthly expenditures. We will use the funds raised in this offering to develop our product and to hire employees. Until such time we begin to hire employees, we do not intend on leasing any space for office or warehouse nor do we intend to purchase any office equipment.

To date, our business has been in the early stages of development and has not commenced operations. Accordingly, we have had no revenues. We incurred expenses of $3,000 since inception, consisting of incorporation expenses and the costs of this offering which included attorney and accountant fees. Our officers and directors have borne these expenses.

                     DESCRIPTION OF PROPERTY

We do not currently own or lease any property. Until such time as it becomes necessary to hire employees, we do not intend on leasing any space for office or warehouse nor do we intend to purchase any property.

         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There are no relationships, transactions, or proposed transactions to which the registrant was or is to be a party, in which any of the named persons set forth in Item 404 of Regulation SB had or is to have a direct or indirect material interest.

    MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information
------------------

As of the date of this prospectus and for the foreseeable future, there is no public or private market for our shares. Management has not undertaken any discussions, preliminary or otherwise, with any prospective market maker concerning his participation in the after-market for the our securities and Management does not intend to initiate any discussions until we have raised enough capital to conduct our business. There is no assurance that a trading market will ever develop or, if a market does develop that it will continue.

                                  18



Holders
-------

There are currently two holders of Travco's securities. We issued
3,000,000 shares of common stock to the current officers and directors on October 4, 2000.

Dividends
---------

We do not have a policy of paying dividends, and it is currently anticipated that no cash dividends will be paid in order to retain earnings to finance future growth. Any future decision to pay cash dividends will be made on the basis of earning, alternative needs for funds and other conditions existing at the time.

Shares Eligible for Future Sale
-------------------------------

All of the 3,000,000 shares which are currently issued and outstanding, are directly held by our two officers. These shares were issued in reliance on the private placement exemption under the Securities Act of 1933, as amended (the "Act") and will not be available for sale in the open market without separate registration except in reliance upon Rule 144 under the Act. In general, under Rule 144 a person (or persons whose shares are aggregated) who has beneficially owned shares acquired in a non-public transaction for at least one year, including persons who may be deemed affiliates of Travco (as that term is defined under the Act) would be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of common stock, or the average weekly reported trading volume on all national securities exchanges and through NASDAQ during the four calendar weeks preceding such sale, provided that certain current public information is then available. If a substantial number of the shares owned by these shareholders were sold pursuant to Rule 144 or a registered offering, the market price of the common stock could be adversely affected.

                     EXECUTIVE COMPENSATION

Our officers and directors do not receive any compensation for their respective services rendered to the Company, nor have they received any compensation in the past. They have agreed to act without compensation until authorized by the Board of Directors, which is not expected to occur until we have generated revenues from operations. As of the date of this prospectus, we have no funds available to pay directors. Further, none of the directors are accruing any compensation.

We have not adopted any retirement, pension, profit sharing, stock option or insurance programs or other similar programs for the benefit of our employees.

                                19



                      FINANCIAL STATEMENTS

                            CONTENTS


                                                        PAGE

INDEPENDENT AUDITORS' REPORT                             F-1

BALANCE SHEET                                            F-2

STATEMENT OF OPERATIONS                                  F-3

STATEMENT OF STOCKHOLDERS' DEFICIENCY                    F-4

STATEMENT OF CASH FLOWS                                  F-5

NOTES TO FINANCIAL STATEMENTS                         F-6 - F-8


                                22




                  INDEPENDENT AUDITORS' REPORT




TO THE BOARD OF DIRECTORS OF TRAVCO, INC.:


We have audited the accompanying balance sheet of TRAVCO, INC. (A Development Stage Company) as of June 30, 2001 and the related statements of operations, stockholders' equity and cash flows for the period from September 22, 2000 (inception) to June 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TRAVCO, INC. as of June 30, 2001 and the results of its operations and its cash flows for the period from September 22, 2000 (inception) to June 30l 2001 in conformity with accounting principles generally accepted in the United States of America.




                           MERDINGER, FRUCHTER ROSEN & CORSO, P.C.
                           Certified Public Accountants

New York, New York
July 2, 2001


                                 F-1



                                 23


                            TRAVCO, INC.
                  (A Development Stage Company)
                          BALANCE SHEET
                          JUNE 30, 2001




   ASSETS                                                 $       -
                                                          ==========

   LIABILITIES AND STOCKHOLDERS' EQUITY
     Liabilities                                          $       -
                                                          ----------

   STOCKHOLDERS' EQUITY
     Common stock, $0.001 par value;
       100,000,000 shares authorized,
       3,000,000 shares issued and outstanding                3,000

     Deficit accumulated during
      the development stage                                  (3,000)
                                                          ----------
        Total stockholders' equity                                -
                                                          ----------

     Total liabilities and stockholders' equity           $       -
                                                          ==========




The accompanying notes are an integral part of these financial statements.

                               F-2



                               24



                          TRAVCO, INC.
                  (A Development Stage Company)

                     STATEMENT OF OPERATIONS
             FOR THE PERIOD FROM SEPTEMBER 22, 2000
                  (INCEPTION) TO JUNE 30, 2001





   Revenue                                                   $      -


   General and administrative expenses                          3,000
                                                             ---------

   Loss from operations before provision for income taxes      (3,000)

   Provision for income taxes                                       -
                                                             ---------

   Net loss                                                  $ (3,000)
                                                             =========

   Net loss per share - basic and diluted                    $      -
                                                             =========

   Weighted average number of common shares
    outstanding                                              3,000,000
                                                             =========




The accompanying notes are an integral part of these financial statements.


                               F-3


                               25




                          TRAVCO, INC.
                  (A Development Stage Company)

                STATEMENT OF STOCKHOLDER'S EQUITY
         SEPTEMBER 22, 2000 (INCEPTION) TO JUNE 30, 2001


                                                                     Deficit
                                                                   Accumulated
                                            Common Stock           During the
                                       -----------------------     Development
                                        Shares         Amount         Stage           Total
                                       ---------      --------     -----------     ----------


Balance, September 22, 2000                    -      $      -      $       -      $       -

Issuance of shares for services -
October 4, 2000                        3,000,000         3,000              -          3,000

Net loss                                       -             -       (  3,000)      (  3,000)
                                       ---------      --------      ----------     ----------

Balance, June 30, 2001                 3,000,000      $  3,000      $(  3,000)     $       -
                                       =========      ========      ==========     ==========




The accompanying notes are an integral part of these financial statements.



                               F-4


                               26




                          TRAVCO, INC.
                  (A Development Stage Company)
                     STATEMENT OF CASH FLOWS
         SEPTEMBER 22, 2000 (INCEPTION) TO JUNE 30, 2001



  CASH FLOWS FROM OPERATING ACTIVITIES

       Net loss                                          $  (3,000)

       Stock issued for services                             3,000
                                                         ----------

  NET CASH USED IN OPERATING ACTIVITIES                          -
                                                         ----------



  CASH AND CASH EQUIVALENTS - September 22, 2000                 -
                                                         ----------


  CASH AND CASH EQUIVALENTS - June 30, 2001              $       -
                                                         ==========


  SUPPLEMENTAL INFORMATION:
     During the initial period September 22 to June 30, 2001, the Company paid no cash for interest or income taxes.



The accompanying notes are an integral part of these financial statements.



                               F-5



                               27





                          TRAVCO, INC.
                  (A Development Stage Company)
                  NOTES TO FINANCIAL STATEMENTS
                          JUNE 30, 2001



Note 1 - Description of Business and Summary of Significant
         Accounting Policies

         Nature of Operations
         --------------------
         Travco, Inc. (the "Company") is currently a development-stage company under the provisions of the Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards ("SFAS") NO. 7. The Company was incorporated under the laws of the state of Nevada on September 22, 2000.

         No funds have been provided to the Company by the current owners and outsiders will be relied upon to provide all of the capital needed for the initial development of the Company.

         Use of Estimates
         ----------------
         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

         Cash and Cash Equivalents
         -------------------------
         The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

         Income Taxes
         ------------
         Income taxes are provided for based on the liability method of accounting pursuant to SFAS No. 109, "Accounting for Income Taxes". Deferred income taxes, if any, are recorded to reflect the tax consequences on future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end.

         Earnings Per Share
         ------------------
         The Company calculates earnings per share in accordance with SFAS No. 128, "Earnings Per Share", which requires presentation of basic earnings per share ("BEPS") and diluted earnings per share ("DEPS"). The computation of BEPS is computed by dividing income available to common stockholders by the weighted average number of outstanding common shares during the period. DEPS gives effect to all dilutive potential common shares outstanding during the period. The computation of DEPS does not assume conversion, exercise or contingent exercise of securities that would have an antidilutive effect on earnings. As of June 30, 2001, the Company has no securities that would effect loss per share if they were to be dilutive.

         Comprehensive Income
         --------------------
         SFAS No. 130, "Reporting Comprehensive Income", establishes standards for the reporting and display of comprehensive income and its components in the financial statements. The Company had no items of other comprehensive income and therefore has not presented a statement of comprehensive income.


                               F-6



                               28



                          TRAVCO, INC.
                  (A Development Stage Company)
                  NOTES TO FINANCIAL STATEMENTS
                          JUNE 30, 2001



Note 2 - Income Taxes

           The components of the provision for income taxes for the period from September 22, 2000 (inception) to June
           30, 2001 are as follows:

           Current Tax Expense
             U.S. Federal                             $       -
             State and Local                                  -
                                                      ---------
           Total Current                                      -
                                                      ---------

           Deferred Tax Expense
             U.S. Federal                                     -
             State and Local                                  -
                                                      ---------
           Total Deferred                                     -
                                                      ---------

           Total Tax Provision (Benefit) from
           Continuing Operations                      $       -
                                                      =========


           The reconciliation of the effective income tax rate to the Federal statutory rate is as follows:


           Federal Income Tax Rate                        34.0 %
           Effect of Valuation Allowance              (   34.0)%
                                                      ---------
           Effective Income Tax Rate                       0.0 %
                                                      =========

           At June 30, 2001, the Company had net carryforward losses of $3,000. Because of the current uncertainty of realizing the benefits of the tax carryforward, a valuation allowance equal to the tax benefits for deferred taxes has been established. The full realization of the tax benefit associated with the carryforward depends predominantly upon the Company's ability to generate taxable income during the carryforward period.


           Deferred tax assets and liabilities reflect the net tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities as of June 30, 2001 are as follows:

           Deferred Tax Assets
             Loss Carryforwards                               $    1,000


             Less:  Valuation Allowance                        (   1,000)
                                                              -----------

             Net Deferred Tax Assets                          $        -
                                                              ===========

             Net operating loss carryforwards expire in 2021.

                               F-7


                               29



                          TRAVCO, INC.
                  (A Development Stage Company)
                  NOTES TO FINANCIAL STATEMENTS
                          JUNE 30, 2001



Note 3 -   Common Stock

           On October 4, 2000, the Company issued 3,000,000 shares of common stock for services valued at $3,000.





                               F-8



                               30




        CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
               ACCOUNTING AND FINANCIAL DISCLOSURE

The Registrant has not changed accountants since its formation, and Management has had no disagreements with the findings of its accountants.

                      AVAILABLE INFORMATION

The Company has filed a Registration Statement on Form SB-2 with the Commission under the Securities Act for the registration of the common stock offered by this prospectus. For purposes of this prospectus, the term Registration Statement means the initial registration statement and any and all amendments thereto. This prospectus omits certain information contained in the registration statement as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the common stock offered, please refer to the registration statement, including the exhibits thereto.

Following the effectiveness of this Registration Statement the Company intends to file a separate registration statement on Form 8-A, at which time the Company will become subject to the informational requirements of the Exchange Act, and in accordance therewith will file periodic reports, proxy and information statements, and other information with the Commission. Reports, registration statements, proxy and information statements, and other information filed by the Company with the Commission. The registration statement can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, NW, Room 1024, Washington, D.C. 20549. Copies of these materials may be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, NW, Room 1024, Washington, D.C. 20549. by calling 1-800-SEC-0330. The Commission maintains a site on the World Wide Web (http://www.sec.gov) that contains reports, registration statements, proxy and information statements, and other information.

                             EXPERTS

Travco's audited financial statements as of October 15, 2000 included in this prospectus have been audited by Merdinger, Fruchter, Rosen & Corso, P.C., an independent public accounting firm, as indicated in its report thereto.

                          LEGAL MATTERS

The law offices of Chapman & Flanagan, Ltd., Las Vegas, Nevada, has acted as Travco's legal counsel regarding the validity of the securities being offered by this prospectus.

                               31




              OUTSIDE BACK COVER PAGE OF PROSPECTUS

Until _____________, 20___, all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No person is authorized to give any information or to make any representation other than those contained in this prospectus, and if given or made, such information or representation must not be relied upon as having been authorized. This prospectus does constitute an offer to sell or a solicitation of an offer to buy any securities other than the shares offered by this prospectus or an offer to sell or a solicitation of an offer to buy the shares in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction.

                 -------------------------------

                    Minimum 1,000,000 Shares
                    Maximum 15,000,000 Shares

                          TRAVCO, INC.

                          Common Stock

                 -------------------------------

                           Prospectus

                 -------------------------------

                          Travco, Inc.
                     9315 Horizon Vista Lane
                       Henderson, NV 89117
                         (702) 838-2982




                               33




                             PART II
             INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers
--------  -----------------------------------------

Travco's Articles of Incorporation and By-laws provide that the Corporation shall indemnify any directors, officer, employee or agent of the Corporation who was or is party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and, in the case of conduct in his official capacity with the Corporation, in a manner he reasonably believed to be in the best interest of the Corporation, or, in all other cases, that his conduct was at least not opposed to the Corporation's best interests. In the case of any criminal proceeding, he must have had no reasonable cause to believe his conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, or itself, determine that the individual did not meet the standard of conduct set forth in this paragraph.

Travco currently maintains no director's and officer's insurance policy or any liability insurance concerning its officers and directors.

Item 25.   Other Expenses of Issuance and Distribution
--------   -------------------------------------------

The following expenses of the offering, except for the SEC fees, are estimated, all of which will be paid by the Registrant.

           SEC Registration Fee                $    79.20
           Blue Sky Fees and Expenses                0.00
           Legal Fees and Expenses               2,000.00
           Accountants' Fees and Expenses          500.00
           Miscellaneous                           420.80
                                               ----------
                       Total                   $ 3,000.00

Item 26.   Recent Sales of Unregistered Securities
--------   ---------------------------------------

Set forth below is information regarding the issuance and sales of Travco's securities without registration since its formation.
No such sales involved the use of an underwriter and no commissions were paid in connection with the sale of any securities.

                               33



On October 4, 2000, Travco issued 3,000,000 shares of its common stock to Lisa A. Schiano and Dr. Delmar J. Walker, our original officers and directors, as founders' shares in return for the time, effort and expenditures to organize and form the corporation. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933.

Item 27.   Exhibits and Financial Statement Schedules
--------   ------------------------------------------

(a)  Exhibits

     Number         Description
     ------         -----------

     3.1**          Articles of Incorporation

     3.2**          By-Laws of the Registrant

     5.1*           Opinion of Chapman & Flanagan, Ltd. as to legality

     10.1** Licensing Agreement and Exclusive Right to Use for Patent Nr. 5,517,712 dated October 4, 2000

     10.2** Licensing Agreement and Exclusive Right to Use for Patent Nr. 375,839 dated October 4, 2000

     23.1*          Consent of Chapman & Flanagan, Ltd. (contained in
                    Exhibit 5.1)

     23.2* Consent of Merdinger, Fruchter, Rosen & Corso, P.C., Certified Public Accountants

     99.1*          Subscription Agreement

*    Filed herewith
**   Filed with the initial filing

Undertakings
------------

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Travco, Inc. according to the provisions described above, or otherwise, Travco, Inc., has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by Travco, Inc. of expenses incurred or paid by a director, officer or controlling person of Travco, Inc. in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, Travco, Inc. will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                34



The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     a. to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933:

     b. to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     c. to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove any registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

______________________________________________


                               35





                           SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorize, in the City of Las Vegas, State of Nevada, on July 19, 2001.

                                   TRAVCO, INC.

                                   By: /s/ Lisa A. Schiano
                                   Lisa A. Schiano, President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                Title                          Date
---------                -----                          ----

/s/ Lisa A. Schiano      President (Chief Executive     July 19, 2001
                         Officer) and Director

/s/ Delmar J. Walker     Secretary/Treasurer (Chief     July 19, 2001
                         Financial Officer) and
                         Director